Exhibit 10.5

THIRD AMENDED AND RESTATED SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED SECURITY AGREEMENT ("Agreement"), is entered into and effective as of February 3, 2021 ("Effective Date"), made by FreshRealm, LLC, a Delaware limited liability company, with offices at 34 N01ih Palm Street, Suite 100, Ventura, California 93001 ("Grantor"), for the benefit of Calavo Growers, Inc., a California corporation, with offices at 1141-A Cummings Road, Santa Paula, CA 93060 (the "Secured Party").

RECITALS

WHEREAS, Grantor and Secured Pmiy originally entered into that ce1iain original Security Agreement dated August 10, 2018, which was fully restated and amended pursuant to that First Restated and Amended Security Agreement, effective September 18, 2019, as amended on October 8, 2019, as well as entered into ce1iain original Intellectual Property Security Agreement, dated August 10, 2018, which was fully restated and amended pursuant to that First Amended and Restated Intellectual Property Security Agreement, effective September 18, 2019, as amended on October 8, 2019 (collectively, the "Original Security Agreement"), to provide a security interest in the assets and collateral of Grantor in favor of Secured Paiiy as an inducement for Secured Party to loan certain funds to Grantor under that certain Senior Promissory Note, by and between Grantor and Secured Paiiy, originally entered into on August 10, 2018, fully amended and restated on September 18, 2019, and as amended eleven (11) times and most recently amended on April 17, 2020 (collectively, the "OriginalNote"). As of the Effective Date, the total amount due under the Original Note is Thirty Four Million Seven Hundred Forty Four Thousand Five Hundred Twenty-One Dollars and Sixty-Two Cents ($34,744,521.62), (the "Senior Loan Amount");

WHEREAS, simultaneously in connection with this Agreement and of even date herewith, the pmiies are amending and restating the Original Note with that certain Amended and Restated Senior Secured Loan Agreement and Promissory Note (the "Senior Amended Note"), a copy of which is attached hereto as Exhibit A, to provide for certain new terms and conditions with respect to the outstanding Senior Loan Amount and indebtedness provided by Secured Pmiy to Grantor in connection with that ce1iain Limited Liability Company Member Separation and Release Agreement by and between the parties of even date herewith (the "Separation Agreement");

WHEREAS, also simultaneously in connection with this Agreement and the Separation Agreement and of even date herewith, the parties are entering into that certain Secured Promissory Note (the "Second Note"), a copy of which is attached hereto as Exhibit B, to account for Grantor's new and additional obligation to pay Secured Party the amount of Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000) (the "Second Note Amount"), which such Second Note shall also have a security interest in the assets and collateral of Grantor in favor of Secured Party pursuant hereto. The Second Note, and any rights and payments due thereunder, shall be subordinated to any and all rights, obligations and payments due under the

Senior Amended Note. The Senior Amended Note and the Second Note are collectively referred to herein as the "Secured Notes";

WHEREAS, to induce Secured Party to enter into the Separation Agreement, the Senior Amended Note and the Second Note, Grantor desires to continue to pledge, grant, transfer, and assign to Secured Party a first priority security interest in all of its assets and Collateral, as described herein, for Grantor to secure or continue to secure all the Secured Obligations (defined below), including, without limitation, the Senior Amended Note, the Second Note and any additional loans (or amounts owed to Secured Party by Grantor) that the Secured Party may elect in its discretion to make to Grantor in the future, if any, and as a result, Grantor and Secured Party now desire to amend and restate the Original Security Agreement on the terms and conditions set f01ih in this Agreement; and

WHEREAS, this Agreement does not extinguish or modify Secured Paiiy's existing security interest in the assets and Collateral of Grantor pursuant to the Original Note and the Original Security Agreement, but rather continues such security interest in the assets and Collateral of Grantor.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants, representations, and wananties set forth herein and for other good and valuable consideration had and received, the paiiies hereto agree as follows:

1.Definitions. Capitalized terms used in this Agreement are (a) if defined in this Agreement (whether in this Section 1 or in another Section of this Agreement), given the meaning provided in this Agreement, (b) if not defined in this Agreement, but defined in the Senior Amended Note or Second Note, given the meaning provided in the Senior Amended Note or Second Note, as applicable, (c) if not defined in this Agreement or in the Senior Amended Note or Second Note, given the meaning provided in the UCC, and (d) equally applicable to both the singular and plural forms of the defined terms.

"Account(s)" has the meaning set f01ih in A1iicle 9 of the UCC.

"Collateral" means the definition provided in Section 2 of this Agreement and as fu1iher referenced in Exhibit D of this Agreement.

"Copyrights" means all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published, whether the underlying works of authorship are registered or umegistered with any copyright office in any jurisdiction, and whether said copyrights are statutory or arise under the common law, and all other rights in and to all works of authorship (including, but not limited to, the copyrights and copyright applications described in Exhibit D), including, but not limited to, all computer programs, computer databases, computer program flow diagrams, source codes, object codes, and any other works fixed in a tangible medium of expression, and all tangible property embodying or incorporating any works of authorship and copyrights, and all licenses relating to any of the foregoing, and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright.

"Core Software Assets" means Software that the Grantor or its subsidiaries licenses to users or to which the Grantor or its subsidiaries provides users access, or that the Grantor or its subsidiaries uses, in part or in whole, as a platform to provide services to users, and all Software tools used by the Grantor or any of its subsidiaries to develop, distribute or make available, maintain and enhance, any of the foregoing, (including all versions and releases thereof, whether already distributed or provided, under development, planned or conceived, or otherwise), together with any related documentation, materials, or information.

"Chattel Paper" has the meaning set forth in A1iicle 9 of the UCC.

"Control" (a) with respect to Investment Property, has the meaning set f01ih in A1iicle 8 of the UCC applicable to Investment Prope1iy, (b) with respect to Collateral other than Investment Property, has the meaning set forth in the applicable provision of Article 9 of the UCC and, (c) when used in reference to the Secured Paiiy or the Secured Paiiy's Control, also means Control under clause (a) or (b) of this definition (as appropriate) documented, evidenced and provided for in form and substance satisfactory to the Secured Paiiy.

"Control Agreement" means any control agreement or other agreement with any securities intermediary, bank or other Person establishing Secured Party's control with respect to any Deposit Account, Letter of Credit Rights or Investment Prope1iy, for purposes ofUCC Sections 9-104, 9-106 and 9-107.

“Customer Information” means customer lists, any proprietary customer data and customer recipe information.

“Deposit Account” has the meaning set f01ih in A1iicle 9 of the UCC.

“Document(s)” has the meaning set forth in A1iicle 9 of the UCC.

“Event of Default” or “Default” means the definition provided in Section 3 (Remedies Upon Default) of this Agreement and as ascribed in the Senior Amended Note and the Second Note, as applicable.

“Equipment” has the meaning set forth in Article 9 of the UCC.

“Equity Interest” means shares of capital stock; partnership interests; membership interests, limited liability company interests or units in a limited liability company; beneficial interests in a trust or other equity ownership interests in a Person; and any warrants, options, profits interests or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Fixtures” has the meaning set fo1ih in A1iicle 9 of the UCC.

“General Intangibles” has the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including  the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, Software, Core Software Assets, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims and interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC.

“Goods” has the meaning set forth in A1iicle 9 of the UCC.

“Instruments” has the meaning set fmih in Article 9 of the UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Inventory” has the meaning set forth in A1iicle 9 of the UCC.

“Investment Property” has the meaning set fo1ih in A1iicle 9 of the UCC.

“Letter of Credit” shall have the meaning ascribed thereto in the Senior Amended Note.

“Letter of Credit Right” has the meaning set forth in A1iicle 9 of the UCC.

“Lien” shall mean any lien, mmigage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, or any agreement to give any security interest).

"Patents" means all patents and patent applications, domestic or foreign, all proprietary inventions, methods, or processes (whether or not patentable), all licenses relating to any of the foregoing, and all income and royalties with respect to any licenses (including, but not limited to, such patents, patent applications, and patent licenses as described in Exhibit D), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pe1iaining thereto, including all rights to claim priority for any reason, and all reissues, divisions, continuations, renewals, extensions and continuations-in-pmi thereof.

"Permitted Item" has the meaning set fo1ih in the Senior Amended Note.

"Person" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), a domestic or foreign limited liability company, trust, estate, association, corporation, joint venture, unincorporated organization, custodian, governmental or regulatory body, agency or authority, nominee or any other individual or entity in its own or representative capacity.

"Receivables" means the Accounts, Chattel Paper, Documents, Equity Interest  Collateral, Investment Property, Instruments or Deposit Accounts and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

"Receivables Obligor" means, with respect to a given Receivable,  the Person obligated to make payment thereon.

"Security" has the meaning set forth in Article 8 of the UCC.

"Secured Obligations" means the indebtedness, liabilities and other obligations of the Grantor to the Secured Party under or in connection with the Senior Amended Note, the Second Note and this Agreement, including, but not limited to, all unpaid principal under the Senior Amended Note and the Second Note, all interest accrued thereon, all fees due under the Senior Amended Note and the Second Note and all other amounts payable by the Grantor to the Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against the Grantor of any insolvency proceeding naming Grantor as the debtor in such proceeding. In addition, Secured Obligations also mean and include any and all loans or other indebtedness (including principal and accrued interest on such loans or indebtedness) made by the Secured Party to the Grantor in its sole discretion or incurred by the Grantor and owed to Secured Party after the date of this Agreement that are not currently evidenced by the Senior Amended Note or the Second Note.

"Software" means any and all (a) computer programs, including any and all software implementations of algorithms, heuristics, models and methodologies, whether in source code or object code, (b) testing, validation, verification and quality assurance materials, (c) databases, conversions, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise, (d) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (e) all documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing, (f) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing, and (g) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing.

"Supporting Obligation" has the meaning set forth in Article 9 of the UCC.

"Trademarks" means all state, federal and foreign trademarks, service marks, trade names, or any other designations used commercially to identify the source of goods or services, and registrations or applications for registration of such trademarks, service marks, trade names, or other designations, and all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including, but not limited to, such marks, names, applications, registrations and licenses as described in Exhibit D), whether registered or unregistered, in any country or jurisdiction, and all goodwill associated with or symbolized by any of the foregoing, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto, including all rights to claim priority based on use or filing, and all issuances, extensions and renewals thereof.

"UCC" means the California Commercial Code - Secured Transactions, Section 9101 et seq., also cited as "Uniform Commercial Code-Secured Transactions," as in effect in the State of California from time to time.

"Wells Fargo Liens" shall have the meaning ascribed thereto in the Senior Amended Note and the Second Note.

2.Security Interest. For value received, and to induce the Secured Party to enter into the Separation Agreement, the Senior Amended Note and the Second Note and to secure the principal sum due under the Senior Amended Note of Thirty-Four Million Seven Hundred Thhiy-Nine Thousand One Hundred Thirty-Five and 85/100 Dollars ($34,739,135.85), referred to herein as the Senior Loan Amount, and the principal sum due under the Second Note of Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000), referred to herein as the Second Note Amount, Grantor confirms and agrees that it has previously granted to Secured Party a first priority security interest in the assets and Collateral of Grantor pursuant to the Original Note and Original Security Agreement, and hereby fmiher grants to the Secured Party, as security for the payment and performance of the Secured Obligations, a first priority security interest in and a Lien upon all of the Grantor's right, title and interest to, in and under Grantor's personal property and any and all assets, wherever located and whether now existing or owned or hereafter acquired or arising, including, but not limited to, the personal property set forth on Exhibit D, attached hereto and incorporated herein, in which the Grantor may otherwise have any right, title or interest and including all proceeds of, and substitutions for, all of the foregoing (collectively, the "Collateral"). The Grantor agrees that this Agreement shall create and maintain a continuing security interest in the Collateral, which shall remain in effect until terminated in accordance with the terms of this Agreement.

3.Remedies Upon Default. If (i) any breach or default shall occur under this Agreement by Grantor, which is not cured within ten (10) business days after written notice thereof from Secured Party to Grantor; or (ii) any Event of Default or Default shall occur under the Senior Amended Note or the Second Note, as defined thereunder (either of the foregoing items (i) or ii) are collectively referred to herein as an "Event of Default" or "Default"), then all Secured Obligations shall become due and payable forthwith upon declaration to that effect by the Secured Paiiy, and the Secured Paiiy may exercise in addition to the remedies granted in the Secured Notes and in this Agreement, all rights and remedies of a secured paiiy under the UCC as in effect in the State of California or any other applicable state from time to time or any other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that with five (5) days prior written notice in any instance:

(a)The Secured Party may peaceably and without additional notice enter any premises of the Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of the Grantor or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Secured Party may determine.

(b)The Secured Party may use or transfer any of the Grantor's rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Secured Party may determine.

(c)The Secured Pa1iy may secure the appointment of a receiver of the Collateral or any paii thereof (to the extent and in the manner provided by applicable law).

(d)The Secured Party may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts or securities accounts.

(e)The Secured Party may sell, resell, lease, collect, use, maintain possession for itself, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Grantor's assets, without charge or liability to the Secured Paiiy therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Secured Party deems advisable and in its sole discretion. The Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases, to the extent permitted by law. In the event of a sale of the Collateral, the Secured Paiiy shall give the Grantor such notice of any public or private sale as may be required by the UCC or other applicable law. In the event of a sale, the Grantor recognizes that the Secured Paiiy may be unable to make a public sale  of any or all of the Investment Property, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.

4.Financing Statements and Perfection. In connection with the Original Security Agreement, Secured Paiiy filed a financing statement perfecting its first priority security interest in the assets and Collateral of Grantor. The Grantor hereby continues to authorize the Secured Paiiy to file, at its own expense, at any time and from time to time any financing statements describing the Collateral, and the Grantor shall execute and deliver to the Secured Party if requested by the Secured Party, and the Grantor hereby authorizes the Secured Paiiy to file (with or without the Grantor's signature), at any time and from time to time, all such financing statements, amendments to financing statements, continuation financing statements, termination statements, security agreements relating to the Intellectual Prope1iy Collateral (including this Agreement), deposit account control agreements with Grantor, Secured Party and the particular financial institution where Grantor maintains such deposit accounts, assignments, fixture filings, affidavits, reports, notices and take any other acts or file any other documents and instruments, in form reasonably satisfactory to the Secured Party, as the Secured Party may request, to perfect and continue perfected, maintain the priority of or provide notice of the Secured Party's or the Secured Party's security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, the Grantor agrees to execute and deliver to the Secured Party a Third Amended and Restated Intellectual Property Security Agreement, attached hereto as Exhibit C (the "Intellectual Property Security Agreement") with an updated schedule and list of Grantor's Intellectual Prope1iy compared to the previously executed First Amended and Restated Intellectual Property Security Agreement, effective September 18, 2019, as amended on October 8, 2019, between the Secured Paiiy and the Grantor.

5.Agents and Third Paiiy Possession of Collateral. Any Person (other than the Secured Paiiy) at any time and from time to time holding all or any pmiion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Secured Party. At any time and from time to time with advance notice to Grantor, the Secured Party may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Secured Party, and obtain such Person's written acknowledgment thereof. Without limiting the generality of the foregoing, the Grantor will join with the Secured Paiiy in notifying any Person who has possession of any Collateral of the Secured Party' security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Secured Paiiy.

6.Title. The Grantor hereby represents, warrants and covenants as follows: (i) the Grantor has or will acquire title to and will at all times keep the Collateral free of all Liens and encumbrances, except the security interest continued and maintained hereby and from the Original Security Agreement in favor of Secured Party, the Wells Fargo Liens, the Letter of Credit, and such other Liens and encumbrances to which the Secured Party shall have expressly consented in writing in its sole discretion, including but not limited to security interests created in connection with any Permitted Item (as defined in the Senior Amended Note) (collectively, the "Permitted Encumbrances"), (ii) the Grantor has full power and authority to execute this Agreement, to perform the obligations hereunder and to subject the Collateral to the security interest created and continued hereby, (iii) the Grantor agrees to pay all fees, assessments, charges or taxes arising with respect to the Collateral, (iv) there is no encumbrance or security interest with respect to all or any paii of the Collateral as of the date of this Agreement other than the security interest granted to the Secured Paiiy pursuant to the Original Security Agreement, the Wells Fargo Liens, and the Letter of Credit, (v) this Agreement continues and maintains a security interest which is enforceable against the Collateral in which the Grantor now has rights and will continue and maintain a security interest which is enforceable against the Collateral in which the Grantor hereafter acquires rights at the time the Grantor acquires any such  rights, and (vi) the Secured Party has a perfected and first priority security interest in the Collateral in which the Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which the Grantor hereafter acquires rights at the time the Grantor acquires any such rights, in each case securing the payment and performance of the Secured Obligations.. All costs of keeping the Collateral free of encumbrances and security interests prohibited by this Agreement and of removing same if they should arise shall be the obligation of the Grantor, and such obligation shall be pmi of the Secured Obligations.

7.Additional Representations and Warranties of Grantor. The Grantor hereby represents, warrants and covenants as follows:

(a)All information provided herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects.

(b)The Grantor will promptly and diligently enforce all of its rights and remedies with respect to all of the Collateral, including, but not limited to, its Accounts, Chattel Paper and other Receivables.

(c)The Grantor will not amend, modify, terminate, waive, grant any extension of the time for the payment of, release any Person liable for the payment of, settle for less than the full amount thereof or allow any credit or discount whatsoever with respect to its Accounts, Chattel Paper and other Receivables other than in the ordinary course of business.

(d)The Secured Party may at any time contact any Receivables Obligor for purposes of verifying the Accounts, Chattel Paper and other Receivables of such Receivables Obligor made in favor of the Grantor. The Grantor will provide such cooperation in connection with the Secured Pmiy's verification rights as the Secured Pmiy shall reasonably request.

(e)All of the Grantor's Collateral constituting Receivables constitutes the valid, genuine and legally enforceable obligation of the Receivables Obligor identified in the Grantor's books and records as being liable thereon. The Grantor has not agreed to any modification, amendment, subordination, cancellation or termination of any Receivable except in the ordinary course of business.

8.Preservation of Collateral. The Grantor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Secured Party's right or interest in, the Collateral. The Grantor will do and perform all  reasonable acts that may be necessary, but are reasonable and appropriate, to maintain, preserve and protect the Collateral.

9.Disposition. Outside of the ordinary course of business, the Grantor  hereby agrees that it will not sell, transfer or otherwise dispose of the Collateral except for dispositions of Inventory in the ordinary course of business and other dispositions to which the Secured Party shall have expressly consented in writing.

10.Reimbursement of Expenses. The Grantor hereby agrees, that  after  the occurrence of and during the continuation of an Event of Default, the Grantor shall pay for and reimburse all costs of the Secured Pmiy, including, but not limited to, reasonable attorneys' fees, in the collection of any of the Secured Obligations and the enforcement of any of the Secured Party's rights under this Agreement or under the Secured Notes. If any notification of intended disposition of any of the Collateral is required to be given to Grantor by law or otherwise, such notification shall be deemed properly given if delivered pursuant to Section 25 hereof. The Secured Party need not preserve, protect, or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Grantor may have against any party, to realize on the Collateral at all or in any patiicular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

11.Receivables. The Grantor hereby agrees, that after the occunence of and during the continuation of an Event of Default, the Secured Party may avail itself of any and all rights and remedies under the UCC, at law, equity or otherwise, including, but not limited to, take any or all of the following additional actions with respect to any and all of the Receivables of any or all of the Grantor:

(a)The Secured Party may notify any Receivables Obligor of the Secured Party's interest in the Receivables of such Receivables Obligor and notify such Receivables Obligor to make payment on such Receivables directly to the Secured Party. The Grantor hereby authorizes such notice and agrees, at the Secured Party's election, to join in any such notice the Secured Party determines to deliver. The Secured Party may, in its own name or in the name of the Grantor, demand, sue for, collect or receive any money or property at any time payable or receivable on account of any Receivable or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any Receivables Obligor or any other Person with respect to such Receivables. If the Grantor receives any payments or other propetiy in respect of Receivables following the occurrence of an Event of Default, all such amounts and property will be held in trust by the Grantor as the property of the Secured Patiy and will not be commingled with any funds or propetiy of the Grantor and will be promptly remitted to the Secured Patiy for application to the Secured Obligations.

(b)The Secured Party may establish such lockboxes and non-interest bearing blocked accounts as it deems necessary or advisable in connection with its rights under this Section and may direct any or all Receivables Obligors to send all payments and mail with respect to their respective Receivables to such lockboxes and blocked accounts. Items received into the lockboxes and blocked accounts described above will be handled and processed as follows: (i) all payments and payment items and instruments will be processed and promptly applied to the Secured Obligations, whether or not then due, and, until so applied, will be held as additional Collaterai and will not be subject to payment to or withdrawal by the Grantor, (ii) all non-payment items that do not otherwise constitute Collateral will be promptly sent to the Grantor, and (iii) to the extent not contrary to the rights granted above, as otherwise provided for under any lockbox or blocked account agreement between the Secured Party and the Grantor.

12.Repotis; Control. After the occunence and during the continuance of an Event of Default with such frequency as the Secured Patiy may require, the Grantor shall promptly furnish to the Secured Patiy full and complete reports, in form and substance reasonably satisfactory to the Secured Party, with respect to the Accounts, including information as to concentration, aging, identity of account debtors, letters of credit securing Accounts, disputed Accounts and other matters, as the Secured Party shall request. The Grantor will cooperate with the Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter of Credit Rights, including entering into, or arrange for any relevant third party to enter into any Control Agreement in favor of Secured Party.

13.Inventory. The Grantor will: (a) at such times as the Secured Party shall request after the occmTence and during the continuance of an Event of Default, prepare and promptly deliver to the Secured Party a report of all Inventory, in form and substance reasonably satisfactory to the Secured Paiiy; (b) upon any request of the Secured Party after the occmTence and during the continuance of an Event of Default, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Secured Paiiy; and (c) not store any Inventory with a bailee, warehouseman or similar Person, nor at such times as the Secured Party shall request after the occunence and during the continuance of an Event of Default, dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving the Secured Paiiy prior written notice thereof.

14.Equipment. After the occmTence and during the continuance of an Event of Default, the Grantor will, upon the Secured Party’s request, promptly deliver  to the Secured Paiiy a repmi of each item of Equipment, in form and substance reasonably satisfactory to the Secured Party.

15.Intellectual Prope1iy. The Grantor will (a) not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired, cancelled, or dedicated to the public, except as it reasonably determines to be reasonable and appropriate in accordance with prudent business practice and only with prompt notice to the Secured Paiiy of any such termination, forfeiture, expiration, cancellation, or dedication to the public; (b) promptly give the Secured Party notice of any new Patent applications filed with or accepted or issued by the United States Patent & Trademark Office (“USPTO”); (c) promptly give the Secured Party notice of any new trademark applications filed with or accepted or registered by the USPTO; (d) promptly give the Secured Paiiy notice of any new copyright registrations that it files with the U.S. Copyright Office; and (e) diligently prosecute applications for Patents, Copyrights and Trademarks, and file and/or prosecute continuations, continuations in-part, applications for reissue, applications for ce1iificate of correction, extensions, renewals, annuities, and like matters as it reasonably determines to be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, renewal, annuity, license, registration, application, and other fees, taxes and expenses incuned in connection with any Intellectual Property Collateral. Solely for the purpose of enabling the Secured Party to exercise its rights and remedies under this Agreement or otherwise in connection with this Agreement, the Grantor hereby grants to the Secured Party an in-evocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Grantor, but solely following an Event of Default) to use, license or sublicense any Intellectual Prope1iy Collateral.

16.Information Regarding Collateral. The Grantor will: (a) notify the Secured Party of any material claim made or asse1ied against the Collateral, or any of it, by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Secured Party’s Lien thereon; (b) furnish to the Secured Party such statements and schedules fmiher identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail; and (c) upon the reasonable request of the Secured Paiiy make such demands and requests for information and reports as the Grantor is entitled to make in respect of the Collateral.

17.Proceeds. Except for sales and dispositions in the ordinary course of business, the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied: (i) first to the costs of sale, disposition or collection; (ii) then to unreimbursed expenses and indemnification obligations under the Senior Amended Note first and then the Second Note second; (iii) then to accrued and unpaid fees due under the Senior Amended Note first and then the Second Note second, (iv) then to accrued and unpaid interest due under the Senior Amended Note first and then the Second Note second, (v) then to the unpaid principal balance of the Senior Amended Note first and then the Second Note second. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable law. The Grantor shall remain liable to the Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral; however, notwithstanding anything else stated in this Agreement, in no event shall Secured Party be required to sell the Collateral to satisfy any amounts due under the Note or the Secured Obligations; rather, Secured Party may exercise any remedy available to it under the UCC, applicable law, this Agreement and/or the Secured Notes.

18.Further Assurances. The Grantor, at its sole cost and expense, will (a) execute and deliver such further documents or instruments (including, without limitation, financing statements (whether continuations or originals), and (b) provide such additional or updated information as, in each case, the Secured Patiy may reasonably require to obtain the full benefits of this Agreement, including, without limitation, all remedies described herein. Grantor hereby inevocably appoints Secured Patiy as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of the Grantor, Secured Patiy or otherwise to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement and to preserve the Secured Party’s interest in the Collateral, including but not limited to, perfecting and maintaining the Secured Paiiy’s first priority security interest in the Collateral.

19.Waiver. Except as provided in Section 21 of this Agreement, no waiver by a paiiy of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

20.Cumulative Remedies. Each and every right, remedy and power hereby  granted to the Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Secured Party from time to time.

21.Waiver of Presentment and Demand for Payment. The Grantor expressly waives presentment and demand for payment, protest and notice of protest and of non-payment. Unless the text otherwise requires, all capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in the Senior Amended Note, the Second Note or in the UCC, as applicable.

22.Injunctive Relief. Grantor acknowledges that a breach by Grantor of any of the provisions of this Agreement will cause Secured Party great and in-eparable harm and that Secured Party shall be entitled to injunctive and other equitable relief to prevent a breach or threatened breach of any such provision, in addition to any other remedies Secured Pmiy may have, and that the provisions of this Agreement shall be specifically enforceable against Secured Pmiy in accordance with their terms.

23.Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California considered to be made and performed wholly within the State of California.

24.Venue. For Grantor and its property, Grantor irrevocably and unconditionally submits to the exclusive jurisdiction of the comis of the State of California sitting in Los Angeles County and of the United States District Court for the Southern District of California (and any appellate court from such comis) in any action or proceeding arising out of or related to this Agreement. Grantor hereby waives any objection to such venue for any suit or any such comi or that such suit is brought in an inconvenient court.

25.Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when:

(a) personally delivered; (b) seven (7) calendar days after having been mailed by United States Priority Mail with tracking number; (c) two (2) days following delivery by an overnight courier service properly addressed to the receiving party and confirmed as having been delivered by such overnight courier service; or (d) upon acknowledgment by the intended recipient of facsimile or electronic mail transmission immediately following correct dispatch, but only in the event of acknowledgment by such intended recipient. All such notices, requests, demands and other communications shall be addressed to the respective party at the following addresses, or at such other addresses as either pmiy may designate or change by written notice to the other party  in like manner as described in this Section:

If to Grantor	:	Mr. Michael Lippold, CEO
FreshRealm, LLC
34 N Palm Street, Suite 100
Ventura, CA 93001
Email: michael@freshrealm.co

With a Copy To:	Mr. Avery Kotler, Esq.
(Which Shall Not Constitute	VGCLLP
Notice):	34 N. Palm Street, Suite 100
Ventura, CA 93001
Email: avery@freshrealm.co

If to Secured Party :	Mr. James Gibson, CEO

Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, CA 93060
Email: jimg@calavo.com

With a Copy To:	Mr. Peter R. Hurm, Esq.
(Which Shall Not Constitute	TroyGould PC
Notice):	1801 Century Park East, 16th Floor
Los Angeles, CA 90067
Email: mbrown@troygould.com

26.Binding Effect; Assignment. This Agreement shall be binding upon Grantor and its successors, assigns and legal representatives, and shall inure to the benefit of Secured Pmiy and its heirs, legal representatives, successors, endorsees and assigns. Grantor may not assign  this Agreement, or assign or delegate any of its rights or obligations, without Secured Pmiy's prior written consent in each instance. Secured Pmiy in its sole discretion may assign  and transfer this Agreement, and may sell or assign participations or other interests in all or any part of this Agreement, all without notice to or the consent of Grantor.

27.Severability. In the event that any provision or any part of any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement, and the Agreement shall remain valid and in full force and affect with the exception of such illegal, invalid or unenforceable provision. If any restriction or provision contained in this Agreement is deemed by an arbitrator or court of law to be an unenforceable restriction or provision on any pmiy hereto under the law, then such restriction or provision shall not be rendered void, but rather shall be deemed amended to apply to the maximum extent as such arbitrator or judge may determine is legally enforceable.

28.Recove1y of Litigation Costs. In addition to and aside from Section 10 in an Event of Default, if any legal proceeding is brought arising out of or in connection with this Agreement or as to the meaning, effect, performance, enforcement or any other issue in connection with this Agreement or the Secured Notes, the successful or prevailing party shall be entitled to recover his or its reasonable attorneys' fees and other costs incurred in such proceeding(s), in addition to any other relief to which he or it may be entitled.

29.Entire Agreement. Except as otherwise provided herein, this Agreement, the Separation Agreement, the Senior Amended Note, the Second Note and the Intellectual Prope1iy Security Agreement, including but not limited to, their respective recitals, represents the entire agreement of the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of any oral agreement; provided that and notwithstanding the foregoing, the security interest granted herein has been granted as a supplement to, and not in limitation of, the security interest in the Collateral previously granted to the Secured Pmiy under the Original Note and the Original Security Agreement.

30.        Amendment. No amendment or modification of this Agreement shall be effective unless in writing and signed by both pmiies hereto.

31.Section Headings. The Section headings in this Agreement are included for convenience only, are not a pmi of this Agreement and shall not be used in construing it.

32.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

33.Use of Facsimile Copies. The reproduction of signatures to this Agreement by means of a facsimile or e-mail scanning device shall be treated as though such reproductions are executed originals.

(Please Proceed to Next Page for Signatures)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date first above written.

GRANTOR:

FRESHREALM, LLC

By:
Name:	Michael Lippold
Title:	Chief Executive Officer

SECURED PARTY:

CALAVO GROWERS, INC.

By:
Name:	James Gibson
Title:	Chief Executive Officer

(Signature Page to Security Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date first above written.

GRANTOR:

FRESHREALM, LLC

By:
Name:	Michael Lippold
Title:	Chief Executive Officer

SECURED PARTY:

CALAVO GROWERS, INC.

By:
Name:	James Gibson
Title:	Chief Executive Officer

(Signature Page to Security Agreement)

EXHIBIT A

AMENDED AND RESTATED SENIOR SECURED LOAN

AGREEMENT AND PROMISSORY NOTE

(Please See Attached Document)

EXHIBIT B

SECURED PROMISSORY NOTE

(Please See Attached Document)

EXHIBIT C

THIRD AMENDED AND RESTATED INTELLECTUAL PROPERTY

SECURITY AGREEMENT

(Please See Attached Document)

EXHIBIT D

COLLATERAL

All of the Grantor's right, title and interest to, in and under Grantor's personal property and any and all assets, wherever located and whether now existing or owned or hereafter acquired or arising, including, but not limited to: any and all Accounts, Certificated Securities, Chattel Paper, Commodity Accounts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Customer Information, Commercial Tort Claims, Goods, Instruments, Inventory, Investment Prope1iy, Equity Interests, Letter of Credit Rights, Money, Proceeds, Securities, Securities Accounts, Suppmiing Obligations and Uncertificated Securities of the Grantor; and

Any and all Intellectual Prope1iy, including, but not limited to, the following Trademarks:

1.	FRESHREALM, Reg. No. 4,932,815, Ser. No. 86/025,058, registered April 5, 2016 for:

(1)"fresh prepared meals consisting primarily of meats, seafood, beans and produce, namely, fruits and vegetables" in International Class 29; (2) "bread, pastry and pasta" in International Class 30; (3) "fresh fruits, fresh vegetables" in International Class 31: (4) "fruit juices and drinks, bottled water" in International Class 32; and (5) "online grocery ordering services; wholesale and retail store services featuring food, namely, produce, fresh prepared meals, and groceries" in International Class 35.

2.

FRESHREALM (plus design), Reg. No. 4,874,892, Ser. No 86/069,887, registered December 22, 2015 for: (1) "fresh prepared meals consisting primarily of meats, seafood, beans and produce, namely, fruits and vegetables" in International Class 29; (2) "bread, pastry and pasta" in International Class 30; (3) "fresh fruits, fresh vegetables" in International Class 31; and (4) "fruit juices and drinks, bottled water" in International Class 32.

3.

FRESH PORTER, Ser. No. 87/411,510, filed on April 14, 2017 for "online retail store services featuring prepared food kits ready for cooking and/or assembly as a meal" in International Class 35. A Notice of Allowance issued on November 21, 2017; no Statement of Use was filed by November 21, 2020, such that this Application will be deemed abandoned in due course is a Statement of Use is not filed within this grace period. Grantor does not intend to pursue this mark and plans to allow this Application to be abandoned.

4.

FRESH PORTER, Ser. No. 87/411,507, filed on April 14, 2017 for "prepared food kits composed of meat, poultry, fish, beans, fruits, and/or vegetables and also including sauces and/or seasonings, ready for cooking and/or assembly as a meal" in International Class 29. A Notice of Allowance issued on November 21, 2017; no Statement of Use was filed by November 21, 2020, such that this Application will be deemed abandoned in due course is a Statement of Use is not filed within this grace period. Grantor does not intend to pursue this mark and plans to allow this Application to be abandoned.

5.

FRESH PORTER, FRESH PORTER, Ser. No. 87/411,505, filed on April 14, 2017 for "thermal insulated containers for food, beverages, other perishables, and other temperature-sensitive goods" in International Class 21. A Notice of Allowance issued on

October 3, 2017; no Statement of Use was filed by October 3, 2020, and a Notice of Abandonment issued on November 9, 2020. This Application can still be revived if a Petition and Statement of Use are filed by Janumy 9, 2021. Grantor does not intend to pursue this mark and plans to allow this Application to remain abandoned

6.

THE POWER OF FRESH THINKING, Ser. No. 87/405,102, filed on April 10, 2017 for "online retail store services featuring prepared food kits ready for cooking and/or assembly as a meal" in International Class 35. A Notice of Allowance issued on October 3, 2017; no Statement of Use was filed by October 3, 2020, and a Notice of Abandonment issued on November 9, 2020. This Application can still be revived if a Petition and

Statement of Use are filed by January 9, 2021.

7.

THE POWER OF FRESH THINKING, Ser. No. 87/405,093, filed on April 10, 2017 for "prepared food kits composed of meat, poultry, fish, beans, fruits, and/or vegetables and also including sauces and/or seasonings, ready for cooking and/or assembly as a meal" in International Class 29. A Notice of Allowance issued on October 3, 2017; no Statement of Use was filed by October 3, 2020, and a Notice of Abandonment issued on November 9, 2020. This Application can still be revived if a Petition and Statement of Use are filed by

January 9, 2021.

8.

COOKERY COMPLETE, Ser. No. 88/774,327, filed on January 27, 2020 for "pre packaged meals consisting of meat, poultry, fish, seafood, and/or vegetables, and also including sauces or seasonings, either ready for cooking, ready for preparation, and/or ready to eat" in International Class 29. This Application was deemed abandoned as of October 30, 2020 due to a failure by the Applicant to respond to an Office Action that had issued on April 17, 2020, but the Application was revived on November 13, 2020 via Petition to Revive and Response to Office Action with the caveat that Grantor will agree to disclaim any exclusivity to the use of the word COOKERY apart from its use in the entire mark.

The following Patents:

Patent Title	Country	Status	Application Serial No./ Publication No./ Patent No.	Filing Date	Issuance Date	Comments
Claims priority to
			Appl.			U.S. Provisional
Fresh Food			14/475,433;			Appl. Nos.
Shipping			Pub. No.			61/873,274 and
Vessel	U.S.	Pending	2015/0060440	9/2/2014		61/986,790

						Published
Fresh Food				International		7/13/2016;
Shipping			Appl. No.	Filing Date:		Withdrawn
Vessel	Europe	Abandoned	14771451.3	9/2/2014		3/1/2019
			ZL
Fresh Food			201480056466.1		10/31/2017
Shipping			Grant No.
Vessel	China	Granted	105658538	9/2/2014
Dynamic Packing System	U.S.	Pending	Appl. No. 16/183,358; Pub. No. 2019/0137162	11/7/2018		Claims priority to U.S. Provisional Appl. No. 62/582,831

Any and all Domain Names owned by and/or registered to Granter, including, without limitation, the following:

I.	Domain Names registered with Registrar Register.com:

co-drop.com

codrop.co

freshrealm.co

freshrealm.com

freshrealmcloud.co

freshrealmcloud.com

myfrcloud.com

II.	Domain Names registered with Registrar GoDaddy.com:

cookerycomplete.com

FOODMERCHANT.CO

FOODMERCHANT.NET

FOODM ERCHANT.ORG

FOODVESSEL.CO

FRBUSINESS.CO FRDIRECT.CO

FRESHBRANDFOOD.CO

FRESHBRANDFOOD.COM

FRESHBRANDFOOD.NET

FRESHBRANDFOOD.ORG

FRESHBRANDFOODS.CO

FRESHBRANDFOODS.COM

FRESHBRANDFOODS.NET

FRESHBRANDFOODS.ORG

FRESHFOODBRAND.CO

FRESHFOODBRAND.COM

FRESHFOODBRAND.NET

FRESHFOODBRAND.ORG

FRESHFOODSBRAND.CO

FRESHFOODSBRAND.COM

FRESHFOODSBRAND.NET

FRESHFOODSBRAND.ORG

FRESHPREPPED.CO

freshprepped.com

FRESHREALMCLOUD.NET

FRESHREALMCLOUD.ORG

FRESHREALMCLOUD.US

FRESHREALMVESSEL.CO

FRESHREALMVESSEL.COM

FR PLAT.CO

FRPLAT.COM

GOODNESSFRIDAY.CO

GOODNESSFRIDAY.COM

GOODNESSFRIDAY.ORG

GOODNESSFRIDAYS.CO

GOODN ESSFRIDAYS.COM

GOODNESSFRIDAYS.ORG

GOODNESSGRACIOUSSHOW.CO

GOODNESSGRACIOUSSHOW.COM

GOODWILLFRIDAY.CO

GOODWILLFRIDAY.COM

GOODWILLFRIDAY.NET

GOODWILLFRIDAY.ORG

GRATITUDEFRIDAY.CO

GRATITUDEFRIDAY.NET

GRATITUDEFRIDAY.ORG

THEFUTUREOFFOOD.CO

WORLDOFGRATITUDE.CO

Any and all Core Software Assets;

Any and all Copyrights;

All rights in leases or subleases of real property where any of the Equipment included in the Collateral may be located, if any, all lease payments, rentals and other amounts due and to become due to the Grantors under any leases or subleases included in the Collateral, and all of each Grantor's rights with respect to any collateral and guaranties securing the payment of any leases or subleases included in the Collateral; and

Any and all proceeds of and substitutions for any of the foregoing and, to the extent not otherwise included in the foregoing, (i) the proceeds of all insurance on any of the foregoing; and

(ii) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing.